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                                                                   Exhibit 24(b)

                                POWER OF ATTORNEY

                                 WITH RESPECT TO

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)

The undersigned director of Allstate Life Insurance Company of New York constitutes and appoints Frederick F. Cripe and Susan L. Lees and each of them (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, in any and all capacities, to sign this Form S-1 registration statement of Allstate Life Insurance Company of New York, as registrant, and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable. I hereby ratify and confirm each and every act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. My subsequent disability or incapacity shall not affect this Power of Attorney.

                                        June 18, 2009


                                        /s/ MATTHEW S. EASLEY
                                        ----------------------------------------
                                        Matthew S. Easley
                                        Director and Vice President